UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 18, 2013

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Introductory Note
As previously disclosed in the Current Report on Form 8-K filed by CIFC Corp. (the “Company”) with the Securities and Exchange Commission on December 3, 2013 (the “Initial Form 8-K”), DFR Holdings, LLC, a Delaware limited liability company (“DFR Holdings”), and CIFC Parent Holdings LLC, a Delaware limited liability company (“CIFC Parent”), entered into the Stock Purchase Agreement, dated as of December 2, 2013, pursuant to which CIFC Parent agreed to sell, and DFR Holdings agreed to buy, all of the 9,090,909 shares (the “CIFC Parent Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), held by CIFC Parent for a purchase price of $9.00 per share (the “Transaction”).

Item 5.01.  Changes in Control of Registrant.
On December 18, 2013, DFR Holdings completed its acquisition of the CIFC Parent Shares. DFR Holdings now beneficially owns approximately 71% of the Company’s outstanding shares of Common Stock, assuming conversion of the notes held by DFR Holdings that are convertible into approximately 4.1 million additional shares of Common Stock. DFR Holdings’ source of funds for the consideration paid to CIFC Parent for the CIFC Parent Shares consisted of cash and cash equivalents. As previously disclosed in the Initial Form 8-K, the Third Amended and Restated Stockholders Agreement by and between the Company and DFR Holdings became effective as of the closing of the Transaction.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On December 18, 2013, effective as of the closing of the Transaction, each of Samuel P. Bartlett, Michael R. Eisenson and Tim R. Palmer, as former designees of CIFC Parent, resigned as a director of the Company. None of Messrs. Bartlett, Eisenson, or Palmer has any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(d)
On December 19, 2013, the Company’s Board of Directors (the “Board”) appointed Robert B. Machinist, the Company’s longest-tenured director having served on the Board since 2004, as Chairman of the Board. As noted in the Initial Form 8-K, Peter Gleysteen will serve as Vice-Chairman of the Board.
In addition, on December 19, 2013, the Board appointed Iosif Bakaleynik as a new director to the Board, as a designee of DFR Holdings pursuant to the Third Amended and Restated Stockholders Agreement. Mr. Bakaleynik has served as Advisor to the Chairman of Renova Management AG, an investment company based in Zurich, Switzerland, since 2008. Additionally, he currently serves as the Chairman of the Supervisory Board for Renova US Holdings, Ltd., an affiliate of DFR Holdings. Previously, he served as the Chief Financial Officer of Renova Management AG from 2007 to 2008 and the Chief Financial Officer and Senior Vice President of SUAL-Holding, an aluminum producer, from 2003 to 2007. In addition, from 1997 to 2003 Mr. Bakaleynik served as the First Vice President and Chief Financial Officer and was a member of the Executive Board at Tyumen Oil Co. (TNK), an oil and gas company. From 1994 to 1997 Mr. Bakaleynik was the General Director (CEO) and Chairman of Vladimir Tractor Co. and continued to serve as its Chairman until 2002. Mr. Bakaleynik received a M.B.A. from Harvard Business School and M.A. and Ph.D. in Economics from Moscow State University. Mr. Bakaleynik also will enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: December 19, 2013	By: /s/ ROBERT C. MILTON III
Name: Robert C. Milton III
Title: General Counsel and Secretary